UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 16, 2015

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 16, 2015, Radiant Logistics, Inc., a Delaware corporation (the “Company”), and certain of its stockholders (the “Selling Stockholders”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with the several underwriters named therein (collectively, the “Underwriters”) for whom Cowen and Company, LLC and BB&T Capital Markets, a division of BB&T Securities, LLC, are acting as representatives, relating to the underwritten registered public offering of an aggregate of 6,666,667 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), of which 5,333,334 shares are to be issued and sold by the Company and 1,333,333 shares are to be sold by the Selling Stockholders, at a public offering price of $6.75 per share. The Company and Selling Stockholder also granted the underwriters an option exercisable for 30 days from the date of the Underwriting Agreement to purchase, at the public offering price less any underwriting discounts and commissions, up to an additional 800,000 and 200,000 shares of Common Stock, respectively, which the underwriters exercised in full on July 16, 2015. The net proceeds to the Company from the sale of the Shares to be issued and sold by the Company are expected to be approximately $38.3 million, and the aggregate net proceeds to the Selling Stockholders from the sale of the Shares to be sold by the Selling Stockholders are expected to be approximately $9.7 million, after deducting underwriting discounts and commissions of 6%, or $.405 per share, and other estimated offering expenses payable by the Company, including the exercise by the Underwriters of their over-allotment option. The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholders. The offering is expected to close on or about July 21, 2015, subject to customary closing conditions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference, and the description of the Underwriting Agreement herein is qualified in its entirety by reference to such exhibit. A copy of the opinion of Fox Rothschild LLP relating to the legality of the issuance and sale of the shares of Common Stock is attached as Exhibit 5.1 to this report.

The Shares being offered were registered by the Company under a “shelf” registration statement on Form S-3, Registration Number 333-203821, filed with the SEC on May 4, 2015, subsequently amended on May 18, 2015, and declared effective on May 28, 2015, and pursuant to the prospectus supplement and the accompanying prospectus describing the terms of the offering, dated July 17, 2015.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholders, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholder and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

On July 15, 2015, the Company issued a press release announcing the launch of the offering and on July 16, 2015, the Company issued a press release announcing the pricing of the offering. Copies of the Company’s press releases are attached hereto as Exhibits 99.1 and 99.2 incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Exhibit

1.1	Underwriting Agreement, dated July 16, 2015, by and among the Company, the Selling Stockholders, and the several underwriters named therein for whom Cowen and Company, LLC and BB&T Capital Markets, a division of BB&T Securities, LLC are acting as representatives

5.1	Opinion of Fox Rothschild LLP

23.1	Consent of Fox Rothschild LLP (included in Exhibit 5.1)

99.1	Press Release dated July 15, 2015

99.2	Press Release dated July 16, 2015

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: July 17, 2015	By:	/s/ Robert L. Hines, Jr.
Robert L. Hines, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Exhibit

1.1	Underwriting Agreement, dated July 16, 2015, by and among the Company, the Selling Stockholders, and the several underwriters named therein for whom Cowen and Company, LLC and BB&T Capital Markets, a division of BB&T Securities, LLC are acting as representatives

5.1	Opinion of Fox Rothschild LLP

23.1	Consent of Fox Rothschild LLP (included in Exhibit 5.1)

99.1	Press Release dated July 15, 2015

99.2	Press Release dated July 16, 2015